Exhibit 10.9

Grounds Lease Between LEX/108, LLC and First Security Bank of Lexington, Inc.

LEASE AGREEMENT

        THIS LEASE AGREEMENT (hereinafter this “Tease”), made on the third day of April, 2001, by and between (i) LEX/108, LLC, a Kentucky limited liability company (hereinafter referred to as “Landlord”), whose principal office and mailing address is 3000 Lexington Financial Center, Lexington, Kentucky 40507, and (ii) FIRST SECURITY BANK OF LEXINGTON, INC., whose address is 400 East Main Street, Lexington, Kentucky 40507 (hereinafter referred to as “‘Tenant”).

W I T N E S S E T H:

GRANT AND TERM

        Section 1.01 — Leased Premises:  In consideration of the rents, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord does hereby lease and demise unto Tenant that certain parcel of real estate situated in the City of Lexington, County of Fayette, and State of Kentucky, located in the “Palomar Centre” Shopping Center (the “Shopping -Center”), fronting on Man-O-War Boulevard, which is illustrated by that plot plan attached hereto and labeled Exhibit “A”, said parcel being designated as Lot 4 and being more particularly described in Exhibit “B” attached hereto and made a part hereof (“Lot 4”), including the existing building thereon containing approximately 2,900 square feet (the “Improvements”) (Lot 4 and the Improvements being hereinafter collectively referred to as the “Leased Premises”), and to hold the same, together with all of its appurtenances, unto Tenant for the full term hereinafter provided and any renewals or extensions thereof. Tenant (and its agents, employees, customers and invitees) shall also be entitled to utilize, in common with other tenants of the Shopping Center, those parking lots, driveways, truckways, access roads, vehicular and pedestrian circulation areas, sidewalks along the access roads, and those other areas and facilities which may be furnished by Landlord for the nonexclusive general common use of tenants and other occupants of the Shopping Center (hereinafter the “Common Areas”).

        Section 1.02 — Use of Premises:  Tenant shall use the Leased Premises for a commercial bark (with drive-thru lanes) only, consistent with applicable zoning ordinances and the Restrictive Covenants referred to in Section 11.04 hereof, and for no other purpose without the express , written consent of Landlord, which such consent shall be granted provided that:

(1)	Tenant’s proposed use does not conflict with any other use then operating at the Shopping Center, as reasonably determined by Landlord;

(2)

Tenant’s proposed use would not violate or cause Landlord to violate a prohibition, restriction or exclusive in the Shopping Center to which Landlord, Tenant or the Leased Premises is bound at the time of Tenant’s proposed use change;

(3)	Tenant’s proposed use is not reasonably determined by Landlord to otherwise be inconsistent with the operation of a commercial retail development; and

(4)	The nature of Tenant’s proposed use is such that it will not have an adverse impact on the appearance or operation of the Shopping Center.

        Section 1.03 — Use of Additional Areas:  Tenant’s rights hereunder shall include the rights to use in common with others entitled thereto any common areas, easements and right-of- ways over adjoining land of the Landlord as depicted or otherwise set forth on Exhibit “A”, subject to such reasonable rules and regulations as Landlord may, from time to time, impose with respect to the use of such additional areas. Tenant acknowledges that an access service road crosses a portion of the boundary of the Leased Premises, as shown on Exhibit “A” (which shall, be maintained by Landlord and the costs of such billed back to the tenants of the Shopping Center as a “Common Area Maintenance Expense” as described in Section 2.03), and Tenant agrees that it will not take any action to block or impede the flow of vehicular or pedestrian traffic over such easement.

        Section ..104 — Lease Term:  Subject to satisfaction of the contingencies set forth in Section 22.12 hereof, the term of this Lease (the “Term”) shall commence on completion of the Due Diligence Period, as defined in Section 22.12 (the “Commencement Date”) unless terminated by Tenant as provided in Section 22.12, and shall continue for twenty (20) consecutive years. The Term shall end at 11:59 P.M. on the last day of the twentieth (20th) full Lease Year following the Commencement Date. For purposes of this Lease, the “Term” shall be deemed to include any extension or renewal thereof.

        Section 1.05 — Lease Extension:  Tenant shall have an option to extend the Term, upon same terms and conditions as contained herein, except as hereinafter modified, for one (1) additional term of twenty (20) years, subject to the following:

A.	That the then existing Lease be in full force and effect and Tenant not be in default thereunder;

B.

that Tenant has given written notice to Landlord of Tenant’s intent to exercise each immediately upcoming option, at least four (4) months prior to the expiration of the existing Term. (There shall be no prohibition against Tenant exercising its option to extend this Lease at any time prior to said four (4) month period);

C.	that the Base Rent for each year of the extension period shall be increased by 4% over the Base Rent in effect during the preceding year,

        Section 1.06 — Lease Year Definition:  The term “Lease Year”, as used herein,’ shall, mean a period of twelve (12) consecutive full calendar months, beginning with the Commencement Date (or if the Commencement Date is not on the first day of a month, the first day of the month next following), or on each anniversary date thereof. Any partial month at the beginning of the Term shall be included in the first Lease Year. Each succeeding Tease Year shall commence upon the anniversary date of the first Lease Year.

        Section 1.07 — Ownership:  Landlord covenants that it is the fee owner of the Leased Premises, Landlord further warrants that it has the right and power to make this Lease with Tenant and that such Lease does not contravene the terms and conditions of any other lease or agreement.

        Section 1.08 — Business Operation:  Tenant. hereby covenants with Landlord that, during all tunes that Tenant is conducting business from the Leased Premises, Tenant will keep the business located upon the Leased Premises open for business during all such days and hours as are customary for a commercial bank. The failure of Tenant to keep its business located upon the Leased Premises open for business for more than two hundred seventy (270) days shall not be a default under this Lease, but shall give Landlord the option of recapturing the Leased Premises by terminating this lease. Such option shall be exercisable by Landlord, from and after the date which is two hundred seventy (270) days following the date Tenant ceases operating in the Leased Premises. Landlord may exercise such option by delivering notice to Tenant that it intends to terminate this Lease (the “Landlord’s Notice”), in which event this Lease shall terminate entirely, Upon such termination, Tenant and Landlord shall be relieved of and from any and all further liability or obligation to the other under and pursuant to this Lease arising thereafter, and provided, that Landlord shall pay to Tenant fifty percent (50%) of the value of its unamortized improvements made to the Leased Premises, as amortized on a straight line basis over the initial Term. For purposes of this paragraph, “cessation” of operation at the Leased Premises shall not mean or include any period during which Tenant is not operating within the Leased Premises due to a casualty event, condemnation, reconstruction, alterations, modifications, maintenance or repair, provided that Tenant is diligently pursuing -all such. actions as may be required in order to reopen the Leased Premises.

ARTICLE II

RENT

        Section 2.01 — Base React:  Tenant agrees to pay Landlord, at Landlord’s address hereinabove set forth, or at such other place as Landlord may hereafter designate in writing, without any prior demand therefore, the following (hereinafter, the “Base Rent”):

A.

For the period beginning ninety days following the Commencement Date (the "Rent Commencement Date"), and continuing through the end of the second Lease Year, equal to twenty one (21) consecutive months, the sum of $5,600.00 per month. (Base Rent for the first three (3) months of the Term is being abated by Landlord.)

B.	For the next (2nd) period of two (2) years, or twenty-four (24) consecutive months, the sum of $5,800,00 per month.
C.	For the next (3rd) period of two (2) years, or twenty-four (24) months, the sum of $6,000.00 per month.
D.	For the next (4th) period of two (2) years, or twenty-four (24) months, the sum of $6,200.00 per month.
E.	For the next (5th) period of two (2) years, or twenty-four (24) months, the sure of $6,400,00 per month.
F.	For the next (6th) period of two (2) years, or twenty-four (24) months, the sum of $6,600.00 per month.
G.	For the next (7th) period of two (2) years, or twenty-four (24) months, the sum of $6,800.00 per month.
H.	For the next (8th) period of two (2) years, or twenty-four (24) months, the sum of $7,200.00 per month.
I.	For the next (9th) period of two (2) years, or twenty-four (24) months, the sum of $7,400.00 per month.
J.	For the neat (10th) period of two (2) years, or twenty-four (24) months, the sum of $7,600.00 per month.

        It is agreed that the aforesaid Base Rent is payable in monthly installments in advance upon the first (1st) day of each and every calendar month throughout the Term. In the event that the Rent Commencement Date falls on a day other than the first day of a month, the monthly Base Rent for that month shall be prorated for that portion of that month remaining after the Commencement Date.

        Section 2.02 - Additional Rent/Taxes:   As additional rent hereunder, Tenant shall pay as and when the same become due and payable and before any penalty is added thereto or imposed thereon because of nonpayment, all taxes, assessments, levies, license fees, water rents, excises, franchises, and the like, general and special, ordinary and extraordinary, of whatever nature, name and kind which may be levied, assessed, charged or imposed or which may become a lien (whether by the federal, state, city, county, or other public authority), upon this Lease, the Leased Premises, the use or occupation thereof, the buildings and improvements thereon or any of them, or upon the Landlord or occupants in respect thereof, the rent thereof and therefrom, in the estate hereby created, or upon the Landlord by reason of the ownership of the reversion in the Leased Premises after the Tenant has taken possession and occupancy of the Leased Premises and commenced paying rental under the terms hereof, it being understood that Tenant is not assuming any liability for such items which pre-existed such date whether the same were then due and payable and had ripened into liens against the Leased Premises. Tenant is hereby afforded the right to contest the amount of any such taxes, assessments, etc. with the appropriate governmental agency, with Landlord's consent and cooperation. The parties agree to jointly request the appropriate governmental agency to separate the Leased Premises from the remaining Shopping Center real estate for real estate tax purposes. Should this not be possible, Tenant shall pay the pro-rata real estate taxes attributable to the Leased Premises and the real estate taxes attributable to any structure placed upon the Leased Premises. For purposes of this paragraph, Tenant's "pro-rata" share of such real estate taxes shall be the resulting product of the aggregate real estate tax bill(s) for the Shopping Center multiplied by a fraction, the numerator of which being the total square footage of the Leased Premises, and the denominator being the total square footage of the Shopping Center and the adjoining outlots (retail and office) owned by Landlord which are not taxed independently. Notwithstanding any provision of this paragraph, Tenant shall be responsible for the obligations described only during the Term, and all such obligations shall be prorated between Landlord and Tenant for any period of time covered by any such obligation whether attributable to a period prior to or subsequent to the Term, Further, Tenant shall not be liable for any income, franchise, corporate, inheritance or similar tax upon the business of Landlord nor for any tax or assessment imposed upon Landlord or the Leased Premises arising from the subsequent sale, lease or other disposition of Landlord's Interest in the Leased Premises by Landlord, in whole or in part.

        Section 2.03 - Additional Rent/Common Area Maintenance Expenses:  Tenant agrees to pay Landlord as Additional Rent, and for the use and maintenance of the Common Areas of the Shopping Center, the "Tenant's Percentage" (as defined herein) of the Shopping Center's Common Area Maintenance Expenses (as hereinafter defined), in equal monthly installments in advance on the first day of each month of the term of this Lease, and any extensions thereof. For purposes hereof, "Common Area Maintenance Expenses" are defined as being any and all costs and expenses incurred by Landlord with respect to the Common Areas of the Shopping Center, including, without limitation:

A.

costs and expenses of operating, maintaining, repairing, lighting, signing, cleaning, ainting, striping, controlling of traffic, controlling of pests, and policing and securing the Common Areas (including, without limitation, the costs of uniforms, equipment and supplies);

B.

costs and expenses of purchasing and maintaining in full force liability insurance for personal injury, death and property damage, insurance against fire, extended coverage, theft or other casualties for personal property used for maintenance of the Common Areas, worker's compensation insurance covering personnel, fidelity bonds for personnel, and insurance against liability for defamation and claims of false arrest occurring on or about the Common Areas);

C.	costs and expenses of removing snow, ice, and debris from the Common Areas;
D.

costs and expenses of operating, maintaining, repairing machinery and equipment used in the operation and maintenance of the Common Areas, and the personal property taxes and other charges incurred in connection with such machinery and. equipment;

E.

costs and expenses of maintaining and repairing, but not replacing, paving, curbs, walkways, drainage, pipes, ducts, conduits and similar items, and lighting fixtures throughout the parking lot and circulation areas of the Shopping Center;

F.	costs and expenses of planting, replanting and replacing flowers, shrubbery and planters within the Common areas;

G.	costs of water and sewer services and other services, if any, furnished to the Common Areas for the non-exclusive use of tenants of the Shopping Center;
H.	costs and expenses of enforcing any operating agreements pertaining to the Common Areas or any portions thereof, or any arbitration or judicial actions undertaken with respect to the same;
I.

costs and expenses of payroll, payroll taxes and employee benefits of all personnel employed in connection with the Shopping Center, including without limitation security and maintenance people, secretaries and bookkeepers; and

J.	an administrative charge in the amount equal to fifteen percent (15%) of the total aggregate cost of operating, maintaining and repairing the Common Areas.

        The “Tenant’s Percentage” is, for the purposes set forth herein, hereby defined as being the percentage that the total gross building area of the improvements constructed on the Leased Premises bears to the total gross leaseable area in the Shopping Center (including the gross building area of all improvements constructed upon all out lots). Such percentage shall not include the expenses of Landlord incurred in maintaining or repairing any of the buildings (and roofs) constructed in the Shopping Center, maintaining any of the sidewalks in front of the Shopping Center in-line retail buildings or situated on any of the outlots, or mowing or otherwise landscaping any of the other outlots.

        Section 2.04 — Past Due Rent:  If Tenant shall fail to pay within 10 days from the date same is due and payable, any Base Rent or additional charges due hereunder, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of twelve (12%) percent per annum, or at the maximum legal rate, whichever is less.

ARTICLE III

CONDITION OF IMPROVEMENTS

        Section 3.01 — “As Is” Condition:  Tenant acknowledges that it has inspected the Leased Premises and the Improvements, and agrees that it is leasing same in their “as-is” condition. Landlord shall have absolutely no obligation to make any further repairs to the Improvements, and makes no warranties or representations with respect to the condition thereof.

        Section 3.02 — Future Improvements:  Any and all future improvements to the Leased Premises, including any alterations or remodeling, shall require the prior written approval of Landlord (which such approval shall not be unreasonably withheld), and shall be subject to the terms of Landlord’s “Peripheral Land/Outlot Development Standards” (the “Development Standards”), a copy of which Tenant acknowledges having received and read. Landlord hereby approves Tenant’s initial plans for remodeling the Leased Premises, the description of which plans is attached hereto as Exhibit C.

        Section 3.03 — Signage:  Tenant shall have the right, subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, to place on or in the Leased Premises such signs conforming to all laws, sign ordinances, and municipal regulations as it deems necessary and proper in the conduct of its business. All signage upon the Premises shall comply with the Development Standards.

ARTICLE IV

ATTACHMENT OF IMPROVEMENTS

        Section 4.01 — Title of Improvements:  Title to the Improvements shall remain vested in Landlord throughout the Term.

        Section 4.02 — Title of Fixtures and Additions During Lease:  During the Term title to any and all fixtures and additions attached to the Leased Premises by Tenant shall remain in and with the Tenant until the termination of the Term, at which time title to same shall vest with Landlord, except for those articles and items which Tenant is entitled to remove pursuant to Section 5.02.

        Section 4.03 — Trade Fixtures and Equipment:  Tenant shall have the right to remove all trade fixtures installed in or upon the Leased Premises and used in the operation of the Leased Premises, including, but not limited to, night deposit box facilities, automated teller machines, safety deposit boxes, vault doors, teller deposit boxes, and drive-thru equipment and air tubes.

ARTICLE V

ALTERATIONS

        Section 5.01 — Installation by Tenant:  All fixtures installed by Tenant shall be new or completely reconditioned. Tenant shall not make or cause to be made any material alterations, ‘additions or improvements or install or cause to be installed any trade fixtures, exterior signs, plumbing fixtures, exterior shades or awnings or make any changes to the building without first obtaining Landlord’s written approval (which such consent shall not be unreasonably withheld, conditioned or delayed). Tenant shall present to the Landlord plans and specifications for such wont a reasonable amount of time prior to the time approval for same is sought.

        Section 5.02 — Removal and Restoration by Tenant:  All alterations, decorations, additions and improvements made by the Tenant, or made by Landlord on Tenant’s behalf by agreement under this Lease, shall remain the property of Tenant for the term of this Lease or any extension or renewal thereof. Such alterations, decorations, additions and improvements shall not be removed from the Leased Premises prior to the end of the terms hereof without the prior written consent from Landlord (which consent will not be unreasonably withheld), unless Tenant replaces the same with items of comparable quality and restores the Leased Premises to a condition of equal usability as before. Upon the expiration of this Lease, or any renewal thereof, Tenant may remove its alterations, decorations, additions and trade fixtures and shall repair any damage to the Leased Premises caused thereby. If Tenant fails to remove any such alterations, decorations, additions and trade fixtures then upon the expiration of this Lease, or any renewal thereof, and upon Tenant’s vacation of the Leased Premises, all such alterations, decorations, additions and trade fixtures shall be become the property of Landlord.

        Section 5.03 — Discharge of Liens  Tenant shall promptly pay all contractors and materialmen utilized in connection with any remodeling of the Improvements, so as to minimize the possibility of a lien attaching to the Leased Premises; and should any such lien be made or filed, Tenant shall bond against or discharge same within twenty (20) days after receipt of notice thereof.

ARTICLE VI

MAINTENANCE OF LEASED PREMISES

        Section 6.01 — Maintenance by Tenant: CAREFREE LEASE: It is the intention and purpose of the parties hereto to create by this Instrument a lease of the kind commonly known as “Carefree” to the Landlord. Accordingly, Tenant agrees to bear, pay for and discharge not only such items as it has specifically agreed by the prior provisions of this Lease to bear, pay and discharge, but also all other costs, charges and expenses of every kind and nature whatsoever which must be borne, paid and discharged in order to accomplish the purposes and objects of this Lease, namely, (a) that Landlord shall receive from Tenant, without diminution of account of any matter of thing whatsoever except such as shall arise from breach by Landlord of any covenant or covenants of Landlord contained herein, the rentals agreed to and be paid by the Tenant; (b) that Landlord shall be subjected to no expense whatsoever on account of any matter or thing connected with or arising from the Leased Premises or this Lease during the term, hereof, except matters connected with or arising from the covenants of Landlord contained herein; (c) that Tenant shall be completely responsible for all maintenance whatsoever relating to the Leased Premises and the Improvements constructed thereon,, and shall ensure that the Leased Premises and the Improvements are maintained at all times in a i3 rat-class condition and state of repair; and (d) that Landlord, at the expiration of the Term or sooner termination of this Tease, shall receive possession of the Leased Premises and the Improvements thereon, in accordance with the covenants of Tenant contained herein and free and clear of all claims, liens, charges and encumbrances except those to which the Leased Premises now are subject or which may be placed thereof in accordance with the covenants of Tenant contained herein. Tenant acknowledges that it will be responsible for paying its pro-rata share for common area expenses of the Shopping Center, including care and maintenance of the service road adjacent to and forming a portion of the Leased Premises, but Landlord shall have the responsibility of maintaining said service access roads. Notwithstanding the provisions of this or any other paragraph contained in this Lease, Tenant shall not be liable for any Federal, State or local income taxes which are payable by Landlord or for any costs, expenses, interest, principal or other charges arising out of any sale, lease, assignment, financing, refinancing or other transfer of Landlord’s interest in the Leased Premises or the Shopping Center or arising in any other manner or as the result of any other transaction to which Landlord is a party and as to which any such cost or expense is not directly related to Tenant’s use and enjoyment of the Leased Premises as contemplated hereby.

        Section 6.02 — Surrender of Premises:  At the expiration of the tenancy hereby created, Tenant shall surrender the Leased Premises and the Improvements thereon in a condition of good order and repair, reasonable wear and tear and damage by unavoidable casualty excepted, and shall surrender all keys for the Leased Premises to Landlord at the place then fined for the payment of rent and shall inform Landlord of all combinations of locks, safes and vaults, if any, in the Leased Premises. Tenant may remove all its trade fixtures and alterations as provided in Section 5.02 hereof, before surrendering the Leased Premises as aforesaid and shall repair any damage to the Leased Premises caused thereby. Tenant’s obligations to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

ARTICLE VII

INSURANCE AND INDEMNITY

        Section 7.01 — Casually Insurance:  Tenant shall maintain fire and extended coverage insurance covering the Improvements in an amount of not less than the replacement value of the building constructed upon the Leased Premises, with an insurance company licensed in the Commonwealth of Kentucky and acceptable to Landlord (which acceptance will not be unreasonably withheld), and shall pay, as and when the same become due and payable, all premiums for such insurance, Such policy shall also cover loss of ground lease rental payments by Landlord, for a period of at least one (1) year. Tenant shall furnish Landlord with a copy or a certificate of the policy for such insurance; and, if Tenant should fail to maintain such insurance, or to supply Landlord with such copy or certificate of the policy thereof, or should fail to pay said premiums as and when they become due and payable, Landlord may, at its option, obtain such insurance and pay therefore and charge the cost thereof to the rental due here-under for the month next succeeding Landlord’s payment of same.

        Section 7.02 — Liability Insurance:  Tenant shall, during the entire term hereof, keep in full force and effect a policy of Commercial General Liability Insurance with respect to the Leased Premises, and the business operated by Tenant in the Leased Premises in which the limits of public liability shall not be less than $2,000,000 combined single limit per occurrence for bodily injury and property damage. The policy shall name Landlord, Landlord’s mortgagee(s), and Tenant, as their interests may appear, as additional insureds and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord thirty (30) days prior written notice. The insurance shall be written by an insurance company approved by Landlord (which such approval will not be unreasonably withheld) and a copy of the policy or a certificate of insurance shall be delivered to Landlord.

        Section 7.03 — Indemnification:  Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises, or the occupancy or use by Tenant of the Leased Premises or any part thereof, occasioned wholly or in part by any act or omission of Tenant, its agent, contractors, employees, servants, lessees or concessionaires, unless attributable to either the intentional or negligent acts of the Landlord or that of its servants, agents, licensees, invitees or contractees. Landlord will. indemnify Tenant and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Shopping Center, or any part thereof, occasioned wholly or In part by any act or omission of Landlord, its agents, contractors, employees, servants, lessees or concessionaire’s, unless attributable to either the intentional or negligent acts of the Tenant or that of its servants, agents, licensees, invitees or contractors.

        Section 7.04 — Expiration of Insurance:  With respect to all insurance policies referred to in this Lease, evidence of the renewal of such policies of insurance shall be presented to the Landlord at least ten (10) days before the expiration of such insurance coverages.

        Section 7.05 — Waiver of Subrogation:  Landlord and Tenant hereby release the other from. any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise from any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty was caused by either party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor’s policies shall contain a clause or endorsement to the effect that any such release shall, not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder, Landlord and Tenant each agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra costs shall be charged therefore, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

        Section 7.06 — Landlord as Insured:All insurance policies referred to in this Lease shall insure Landlord, Tenant and Landlord’s mortgagee(s), as their interests may appear.

ARTICLE VIII

UTILITIES

        Section 8.01 — Utility Charges:  Tenant shall be solely responsible for and promptly pay all charges for heat, water, gas electricity or any other utility used or consumed in or upon the Leased Premises. In no event shall Landlord be liable for an interruption or failure in the supply of any such utilities to the Leased Premises.

ARTICLE IX

ESTOPPEL CERTIFICATE AND ATTORNMENT

        Section 9.01 — Estoppel Certificate:  Within ten (10) days after request therefore by Landlord, or in the event of any sale, mortgage, assignment or hypothecation of the Leased Premises by Landlord, an Estoppel certificate shall be required from Tenant, Tenant agrees to deliver in recordable form a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying (if such be the case) that this Lease is in full, force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant.

        Section 9.02 — Attornment:  Tenant shall, in the event any, proceedings are brought for the foreclosure of the Leased Premises, or upon the execution by Landlord of a deed in lieu of foreclosure, or in the event of exercise of the power of sale under any mortgage covering the Leased Premises, attorn to the purchaser of Landlord’s interest in the Leased Premises upon any such foreclosure or sale and recognize such purchaser as the Landlord, subject to all of Tenant’s duties, obligations, rights and options under this Lease.

ARTICLE X

ASSIGNMENT AND SUBLETTING

        Section 10.01 — Consent Required:  Tenant will not assign this Lease in full or in part, nor sublet all or any part of the Leased Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. In no event however, shall Landlord ever be required to consent to an assignment which would allow or create a use of the Leased Premises for anything other than a financial institution which would compete with any other use in the Shopping Center or the adjacent commercial out-lots, violate the “Declaration of Access Easements, Maintenance Obligations and Restrictions”, of record in Deed Book 1827, Page; 311, in the Fayette County Clerks Office, or which would cause Landlord to violate any term of any other lease or contract involving any other property in the Shopping Center. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. If this Lease be assigned, or if the Leased Premises or any part thereof be underlet or occupied by any person or entity other ‘than Tenant, Landlord may collect rent from the assignee, sub-tenant or occupant, and apply the net amount collected to the rent herein reserved; but no such assignment, under-letting, occupancy or collection shall be deemed a waiver of this covenant or a release of Tenant from the further performance by Tenant of the covenants on the part of Tenant herein contained. Tenant shall furnish to Landlord copies of any Assignment and/or Assumption contracts prior to the sub-tenant’s occupancy of the Leased Premises, and failure to so provide such shall constitute an event of default under this Lease. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions hereof. Notwithstanding the foregoing, Tenant may assign this Lease or any interest therein or sublet the Leased Premises or any portion thereof, without Landlord’s consent to an entity which controls, is controlled by, or is under common control with Tenant (an “Affiliate”); or (2) a successor to Tenant by merger or consolidation or acquisition of substantially all of the assets or stock of Tenant or an Affiliate thereof.

        Section 10.02 — Exception for Leasehold Mortgages:  The prohibition against assignments of this Lease described above shall not apply to foreclosures or transfers in lieu of foreclosure brought against Tenant by Tenant’s first mortgagee, but such mortgagee (or its transferee) shall be bound by the use limitation set forth in Section 1.02 hereof. Landlord shall at all time have the option (but not the obligation) to cure any monetary defaults of Tenant with respect to Tenant’s mortgagee subject to the acceptance of such cure attempts on the part of Landlord by Tenant’s mortgagee.

        Section 10.03 — Leasehold Mortgagee’s Rights.  Should Tenant, its successors or assigns, mortgage or place a deed of trust on Tenant’s interest in the Leased Premises (a ‘Tenant Mortgage”) as collateral security for credit extended to Tenant by any bank, insurance company, savings and loan or other institutional lender(s) (“Mortgagee”), it is agreed as follows:

A.

Landlord will mail to Mortgagee, at, the address provided by Mortgagee in any notice given to Landlord, a copy of any notice as to an event of default on the part of Tenant or other similar communication from Landlord to Tenant under this Lease at the time of and in the same manner provided for giving such notice or communication to Tenant, and no termination of this Lease or of Tenant's right to possession of the Leased Premises or any reletting of the Leased Premises by Landlord predicated on the giving of such notice shall be effective unless Landlord gives to Mortgagee written notice or a copy of its notice to Tenant of such default or termination, as provided herein. Upon the expiration of any applicable Tenant cure period, Landlord will further notify Mortgagee, in writing, of Tenant's failure to effectuate a cure within said cure period.
B.

In the event of any default by Tenant under any of the provisions of this Lease, Mortgagee will have the same grace period as is given Tenant for remedying such default or causing it to be remedied, plus, in each case, an additional period of thirty days after the expiration of such grace period, or after Landlord has served notice or a copy of its notice to Tenant of such default upon Mortgagee, whichever is later.

C.

In the event Tenant defaults under any of the provisions of this Lease, -regardless of whether such default consists of a failure to pay rent or a failure to do any other thing which Tenant is required to do hereunder, Mortgagee, without prejudice to any of its -rights against Tenant, shall have the right to make good such default hereunder within the applicable grace period provided for in the preceding subsection (b), and Landlord shall accept such performance on the part of Mortgagee as though the same had been performed by Tenant; and for such purpose, Landlord and Tenant hereby authorize Mortgagee to enter upon the Leased Premises and to exercise any of Tenant's rights and powers under this Lease.

D.

The term "Incurable Default" as used herein means a default which cannot be reasonably cured by a Mortgagee. The term "Curable Default" means any default under this Lease which is not an Incurable Default, In the event of any Curable Default by Tenant under any of the provisions of this Lease, and if prior to the expiration of the applicable grace period specified in subsection (b) above, Mortgagee shall give Landlord written notice that it intends to undertake the curing of such default, or to cause the same to be cured, or to exercise its rights to cause the sale of the interest of Tenant in the Leased Premises by foreclosure or otherwise, and shall immediately commence and then proceed with reasonable diligence to do so, whether by performance on behalf of Tenant of its obligations under this Lease, or by entry on the Leased Premises, or by institution of foreclosure proceedings, or otherwise, then Landlord will not terminate or take any action to effect a termination of this Lease or reenter, take possession of or relet the Leased Premises or otherwise enforce performance of this Lease so long as (1) Mortgagee is with all due diligence and in good faith engaged in effecting such foreclosure or in the curing of such default, and (2) all rent is being paid currently; provided that Mortgagee shall not be required to continue such possession or continue such foreclosure proceedings after such default is cured.

In the event the nature of any Curable Default is such that Mortgagee must take possession of the Leased Premises in order to cure such default, or there is an official restraint such as a judicial order or administrative order, including without limitation an automatic stay, the running of all applicable grace periods shall be tolled so long as all rent is being paid currently and Mortgagee is diligently attempting to obtain such possession by foreclosure, including seeking to have any such automatic stay lifted, Nothing herein shall preclude landlord from terminating this Lease with respect to any additional default which may occur during the aforesaid period of forbearance and is not remedied within the period of grace, if any, applicable to any such additional default, except that Mortgagee shall have the same rights specified in this Section with respect to any such additional defaults.

E.

In the event of termination of this Lease, by reason of an Incurable Default of Tenant hereunder, or in the event Tenant's interest under this Lease. shall be sold, assigned or transferred pursuant to the exercise of any remedy of Mortgagee, or pursuant to judicial proceedings or a deed in lieu of foreclosure, and in the event that within thirty days thereafter Mortgagee (or its nominee or any purchaser, assignee or transferee pursuant to the Tenant Mortgage) shall have paid, or arranged to the reasonable satisfaction of Landlord for the payment of, all rent and other charges which, but for such termination, would have become so due and payable from the date of such termination through the sixtieth day thereafter, and shall have arranged to the reasonable satisfaction of Landlord for the curing of any Curable Default on the part of Tenant, then Landlord, within thirty days after receiving a written request therefore given any time prior to such sixtieth day and upon payment of all expenses (including reasonable attorneys' fees), will execute and deliver to

Mortgagee or its nominee or to the purchaser, assignee or transferee, as the case may be, a new lease of the Leased Premises. Such new lease shall be for a term equal to the remainder of the Term before giving effect to such termination, shall contain the same covenants, agreement, conditions and limitations as this Lease, including extension options, and shall be subject only to encumbrances and other matters existing as of the date hereof, acts done or suffered by Tenant and any new mortgages by the new tenant of such new lease. Upon the execution and delivery of such new lease, the new tenant, in its own name or in the name of Landlord, may take all appropriate steps as may be necessary to remove Tenant from the Leased Premises, but Landlord shall not be subjected to any liability for the payment of any, fees (including attorneys' fees), costs or expenses in connection therewith. The near tenant shall pay all such fees, including reasonable attorneys' fees, costs and expenses or, on demand, make reimbursement therefore to Landlord. In such event, the Tenant's interest in all improvements on the Leased Premises shall be deemed to have been transferred directly to such transferee of Tenant's interest in this Lease. Landlord shall execute such instruments as may be necessary for leasehold title to the Leased Premises to be insured in such transferee of Tenant's interest.

F.

In the event a default under the Tenant Mortgage shall have occurred, Mortgagee may exercise, with respect to all right, title and interest of Tenant in the Leased Premises, any right, power or remedy under the Tenant Mortgage, subject however, to the terms of this Lease.

G.

There shall be no merger of Tenant's leasehold estate with the fee estate in the Leased Premises by reason of the fact that Tenant's leasehold estate may be held directly or indirectly by or for the account of any person who shall also hold directly or indirectly the fee estate, or any interest in such fee estate, nor shall there by any such merger by reason of the fact that all or any part of Tenant's leasehold estate may be conveyed or mortgaged to a lender who shall also hold directly or indirectly the fee estate, or any part thereof, in the Leased Premises or any interest of Landlord under this Lease.

H.

No surrender (except a surrender upon the expiration of the term or upon termination by Landlord pursuant and, subject to the provisions of this Lease) by Tenant to Landlord of this Lease or of the Leased Premises, or any part thereof, or of any interest therein, and no termination or rejection of this Lease by Tenant shall be valid or effective, and neither this Lease nor any of the terms hereof may be amended, modified, changed, rejected or canceled without the prior written consent of Mortgagee.

I.	Landlord hereby consents to the inclusion of a provision in the Tenant Mortgage for the assignment of rents from subleases to Mortgagee, effective upon any default under the Tenant Mortgage,
J.

Tenant's leasehold interest in and to this Lease may be assigned to a Mortgagee or its designee by an assignment in lieu of foreclosure of a Tenant Mortgage or pursuant to a foreclosure sale or sale pursuant to power of sale under a Tenant Mortgage, and may be further assigned by the assignee or purchaser without the prior consent of Landlord, provided the ultimate assignee assumes the Tenant's obligations under this Lease (including without limitation the payment of all rent and other charges as they become due) and notice of such assumption is delivered to Landlord. If Mortgagee or its designee shall be the assignee of this Lease, its liability under such assumption agreement shall be limited to the period of its ownership of this Lease.

K.	The provisions of this section are for the benefit of, and are to be enforceable by, Mortgagee.
L.

In the event that there is more than one Tenant Mortgage affecting the Leased Premises, the most senior leasehold Mortgagee has priority in terms of exercising the rights of a leasehold Mortgagee pursuant to the provisions of this section.

M.

Landlord and Tenant hereby agree to cooperate in including in this Lease by suitable amendment from time to time any provision which may reasonably be requested by any proposed Mortgagee for the purpose of implementing Mortgagee's protection provisions contained in this Lease and allowing such Mortgagee reasonable means to protect or preserve the lien of the Tenant Mortgage on the occurrence of a default or an Event of Default hereunder. Landlord and Tenant each agree to execute and deliver (and to acknowledge, if necessary, for recording purposes) any agreement necessary to effectuate any such amendment; provided, however, that any such amendment shall not in any way affect the term or rent under this Lease, nor otherwise in any material respect adversely affect any rights of Landlord under this Lease. Tenant agrees to pay any reasonable attorney fees incurred by Landlord in connection with the foregoing.

ARTICLE XI

SHOPPING CENTER,

        Section 11.01 — Subordination:  This Lease shall be subject and subordinate to any mortgages that may hereafter be placed upon the Leased Premises by Landlord or its successors or assigns, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, consolidations and extensions thereof, provided the mortgagee(s) named in said mortgage(s) shall agree to recognize and not disturb Tenant’s rights hereunder in the event of foreclosure so long as Tenant Is not in default; Tenant shall execute and deliver whatever instruments may be reasonably requested for such purposes. Within, thirty (30) days from the execution of this Lease by both parties, Landlord shall provide to Tenant an acceptable “Non-Disturbance Agreement,” from any existing mortgages of the Leased premises, failing which Tenant may upon written notice to Landlord terminate this Lease and all further obligations of Tenant hereunder.

        Section 11.02 — Advertising:  Tenant shall refer to the “Palomar Centre” Shopping Center by name in designating the location, of the Leased Premises in all newspaper or other advertising, other printed material, and all other references to the location of the Leased Premises; and to use, in such advertising, only the Tenant’s trade name as set forth herein unless otherwise permitted by Landlord in writing.

        Section 11.03 — Restrictive Covenants:  Tenant’s use and occupancy of the Leased Premises are and shall, be, throughout the Term (and any extended Term), subject to the terms and conditions of that “Declaration of Access Easements, Maintenance Obligations and Restrictions,” dated January 11, 1996, of record in Deed Book 1827, Page 311, in the Fayette County Clerk’s Office, Tenant acknowledges that it has reviewed same and agrees to abide by the terms thereof.

ARTICLT XII

WASTE, GOVERNMENTAL REGULATIONS &

ENVIRONMENTAL MATTERS

        Section 12.01 — Waste or Nuisance:  Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenants of the land on which the Leased Premises may be located or which may disturb the quiet enjoyment of any person within five hundred (500) feet of the boundaries of any such land. If any allegation is made against Tenant for the breach thereof, Tenant shall have a reasonable time to correct or to defend the same, provided, however, that Tenant shall indemnify Landlord against any loss or damage resulting therefrom.

        Section 12.02 — Governmental Regulations:  Tenant shall, at Tenant’s sole cost and expense, comply with all of the requirements of all Lexington Fayette Urban County, State, Federal and other applicable Governmental Authorities, now or which may hereafter be in force, pertaining to the Leased Premises, and shall faithfully observe in the use of the premises all such requirements.

        Section 12.03 — Environmental Matters:  Landlord warrants and represents to Tenant that it has no knowledge of the presence of, or any pending or threatened claims concerning the presence or removal of, any Hazardous Material (as defined below). Landlord further warrants and represents that it has no knowledge of any underground storage tanks under the Leased Premises. The parties acknowledge that Tenant may, in the course of its activities on the Leased Premises, generate some quantity of Hazardous Materials, relating to its operations, but Tenant warrants and represents to Landlord that it shall handle and dispose of any Hazardous Material it generates in compliance with all applicable state and federal statutes and regulations. Landlord hereby agrees to indemnify Tenant and hold Tenant harmless from and against any and all losses, liabilities, damages, injuries, costs (including, without limitation, reasonable attorney’s fees), expenses and claims of any and every kind whatsoever paid, incurred or suffered by or asserted against Tenant, for, with respect to, or as a direct or indirect result of, a breach of the foregoing representation and warranty, or the presence on or under, or the escape, seepage, leakage, spillage, discharge, omission, discharging or release from the Leased Premises or the Shopping Center of any Hazardous Material. including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, or any so-called “Superfund” or “Superlien” law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, or relating to or imposing liability or standards on conduct concerning any Hazardous Material, which existed on or about the Leased Premises or the Shopping Center prior to the date of this Lease or which is caused or occurs subsequent to the date of this Lease due to any action or inaction of Landlord or any party for whom Landlord is responsible.

        Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all, losses, liabilities, damages, injuries, costs (including, without limitation, reasonable ‘attorney’s fees), expenses and claims of any and every kind whatsoever paid, incurred or suffered by or asserted against Landlord for, with respect to, or as a direct or indirect result of, a breach of the foregoing representation and warranty, or the presence on or under, or the escape, seepage, leakage, spillage, discharge, — omission, discharging or release from the Leased Premises of any Hazardous Material, including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, or any so-called “Superfund” or “Superlien” law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, or relating to or imposing liability or standards on conduct concerning any Hazardous Material and which was caused by Tenant or any party for which Tenant is responsible during the Term of this Lease.

        For purposes of this Lease, “Hazardous Material” means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called “Superfund” or “Superlien” law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, or relating to or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or any time hereafter in effect.

ARTICLT XIII

DESTRUCTION OF LEASED PREMISES

        Section 13.01 — Total or Partial Destruction:  If the Improvements shall be damaged by fire, the elements, unavoidable accidents or other casualty, but is not thereby rendered untenantable in whole or in part, Tenant shall at its own expense cause such damage to be repaired. If by reason of such occurrence, the Improvements shall be rendered wholly untenantable or untenantable only in part, Tenant shall at its own expense cause the damage to be repaired. Under no circumstances shall any such damage entitle Tenant to rental abatement. Notwithstanding anything contained herein to the contrary, if more than twenty thirty (30%) of the floor area of the Improvements shall be damaged or destroyed by fire or other casualty within the last two (2) years of the Term, then Tenant shall be under no obligation to restore the Improvements (but shall be obligated to remove the debris and clear the Leased Premises), in which case this Lease shall terminate at Tenant’s option, such option to be exercised within sixty (60) days following the date of the casualty event by Tenant giving not less than thirty (30) days prior written notice to

Landlord, and in such event this Lease shall terminate as of the termination date specified in such notice. In such event, the insurance proceeds shall be payable to Landlord. Unless insurance proceeds are payable to Landlord in accordance with the preceding sentence, all insurance proceeds shall be payable to and shall be the sole property of Tenant.

ARTICLE XIV

EMINENT DOMAIN

        Section 14.01 — Total Condemnation of Leased Premises:  If the entirety of the Leased Premises shall be acquired or condemned by eminent domain or any public or quasi-public use or purpose, then the Term. of this Lease shall cease and terminate as of the date of title vesting in such proceedings, and all rentals shall be paid up to that date; and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

        Section 14.02 — Partial Condemnation:  If any part of the Leased Premises shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall render the Leased Premises unsuitable for the business of Tenant, then, at Tenant’s option, the term of this Lease shall cease and terminate as of the date of the title vesting in such proceedings. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease; and, rent shall, be adjusted to the date of such termination. In the event of a partial taking or condemnation which is not extensive enough to render the Leased Premises unsuitable for the business of Tenant, the recipient of the proceeds of condemnation shall promptly restore the Leased Premises to a condition comparable to that at the time of such condemnation; and this Lease shall continue in full force and effect and the rental hereunder shall abate proportionately as to the portion of the Leased Premises comprising the land lost in the taking.

        Section 14.03 — Award:  In the event of any condemnation or taking as aforesaid, whether whole or partial, the Landlord shall be entitled (subject to Section 14.02) to that portion of the award attributable to the land and the Improvements, but Tenant shall be entitled to its pro-rata share of any award for the taking of the Improvements to the extent that Tenant has contributed to the cost of remodeling the Improvements; and Tenant shall also be entitled to that portion of the award attributable to any compensation for diminution in value of its leasehold, damage to Tenant’s business and loss or expense of removing Tenant’s property. The provisions of this Section 14.03 are expressly made subject to the rights of Landlord as referred to in Section 1.07 hereof.

ARTICLE XV

DEFAULT OF THE TENANT

        Section 15.01 — Right to Re-Enter and Accelerate Rents:  In the event of any failure of Tenant to pay any rental due hereunder within ten (10) days after receipt of written notice that the same is past due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed and performed by Tenant, and such default is not corrected within thirty (30) days after written notice of such default shall have been given to Tenant, or if Tenant shall become bankrupt or insolvent, or file any debtor proceedings or take or have taken against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if Tenant shall allow this Lease to be taken under any writ of execution, then and in such event:

A.

Landlord may re-enter into possession of the Leased Premises without termination of the Lease Term and shall use its best efforts to relet the Leased Premises together with any improvements thereon, in whole or in part, for the account of Tenant to any person, 8rm or corporation for the highest rent reasonably obtainable. In any such case, Landlord may make such repairs and alterations to the Leased Premises as are reasonably necessary in order to relet the same and Tenant shall, on demand by Landlord, pay the costs thereof, together with Landlord's expenses of resetting the Leased Premises. If the consideration collected by Landlord upon such resetting for Tenant's account is Insufficient to pay the full amount of the monthly rent and any other movies to be paid by Tenant under this Lease, Tenant shall pay to Landlord the amount of each such deficiency, upon demand by Landlord.

In addition to the right of Landlord to terminate Tenant's right to possession only of the Leased Premises, Landlord shall have the right to elect, at any time after default by Tenant (including any time after Landlord has terminated Tenant's right to possession only of the Leased Premises as contemplated herein), to cancel and terminate the Lease Term by giving written notice to Tenant of such election.

B.

Landlord, in addition to other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, all without service of notice or resort to legal process.

        Section 15.02 — Right to Relet:  Should Landlord elect to re-enter as herein provided, or should it tale possession pursuant to legal proceedings or to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Premises or any part thereof for the remaining balance of the lease term or extension then In effect, and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. No such re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Nor shall any such re-entry or taking possession affect or abate Tenant’s obligation with respect to rental payments hereunder. Notwithstanding any such reletting without termination, Landlord may at anytime thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, all, of which amounts shall, be immediately due and payable from Tenant to Landlord.

        Section 15.03 — Bankruptcy:  Notwithstanding any other provisions contained in this Lease, in the event the Tenant is closed, or taken over by the banking authority of the State of Kentucky, or other bank supervisory authority, the Landlord may terminate the Lease only with the concurrence of such banking authority or other bank supervisory authority, and any such authority shall in any event have the election either to continue or to terminate the Lease; Provided, that in the event this Lease is terminated, the maximum claim of Landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the Lease shall in no event be in an amount exceeding the rent reserved by the Lease, without acceleration, for the year next succeeding the date of the surrender of the premises to the Landlord, or the date of re-entry of the Landlord, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rental accrued, without acceleration up to such date.

ARTICLE XVI

ACCESS BY LANDLORD

        Section 16.01- Right of Entry:  Landlord or Landlord’s authorized agent shall. have the right to enter the Leased Premises upon prior notice to Tenant at all reasonable times during business hours (or at any time in the event of an emergency) to examine the same, During the two (2) months prior to the expiration of the term of this Lease or any renewal term, Landlord may exhibit the Leased premises to prospective tenants or purchasers upon prior arrangement with Tenant. Nothing herein contained however shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Leased Premises or any part thereof, except as, otherwise herein specifically provided.

ARTICLE XVII

TENANT’S PROPERTY

        Section 17.01 — Taxes on Leasehold:  Tenant shall be responsible for and shall pay before delinquency all Lexington-Fayette Urban County or State taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind placed in, upon or, about the Leased Premises by the Tenant.

        Section 17.02 — Loss and Damage:  Landlord shall not be liable for any damage to property of Tenant or of others located on the Leased Premises nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable for any injury or damage to person or property resulting from fire, explosion, falling plaster, steam,, gas, electricity, water, rain or snow leeks or from pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature emanating from, any part of the Leased Premises, unless such damage was caused by an intentional or negligent act of Landlord or its agents, employees, or invitees. Landlord shall not be liable for any such damage caused by other tenants, persons on or about the Leased Premises, occupants of adjacent property or by the public or caused by operations in construction of any private, public or quasi-public work. Landlord shall not be liable for any latent defect in the Leased Premises or in the building thereon. Provided however, Tenant shall be subrogated to any and all claims, rights .and causes of action Landlord may have, if any, against the builder of the building for any defects or deficiencies therein and Landlord shall cooperate with Tenant in the pursuit of such claims, All property of Tenant kept or stored on the Teased Premises shall be so kept or stored at the risk of Tenant only; and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carrier, unless such damage shall be caused by the intentional acts or gross negligence of Landlord.

        Section 17.03 — Notice by Tenant:  Tenant shall give immediate notice to Landlord in case of fire or accidents in the Leased Premises or in the building of which the Leased Premises are a part, or of any other events occurring on or affecting the Leased Premises which result or might result in legal proceedings.

ARTICLE XVIII

HOLDING OVER: SUCCESSORS

        Section 18.01 — Holding Over:  Any holding over after the expiration of the term hereof, or any extension terms, with Landlord’s consent, and provided that Tenant is not in default with respect to any provision hereof, shall be construed to be a tenancy from month to month, at 125% of the rents herein specified (prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified so far as applicable.

        Section 18.02 — Successors:  All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to, inure to the benefit of, and bind their several respective heirs, executors, administrators, successors and assigns; and, if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights however, shall inure to the benefit of any assignee of Tenant under an assignment made in violation of the terms of this agreement.

ARTICLE XIX

QUIET ENJOYMENT

        Section 19.01- Landlord’s Covenants:  Upon payment by the Tenant of the rent herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised (including any applicable extension terms) without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject nevertheless, to the terms and conditions of this Lease.

ARTICLE XX

RIGHTS AND PRIVILEGES OF FIRST MORTGAGEE

        Section 20.01- Rights and Privileges:  In addition to the provisions of Sections 10.02 and 15.03 of this Lease, with respect to any first mortgagee holding a bona fide mortgage upon Tenant’s leasehold interest in and to the Leased Premises and the improvements constructed thereon, Landlord and Tenant agree:

A.

That no modification as to any material, term of this Lease, or early, termination of this Lease, or early surrender of theLeased Premises, may be made without the prior written consent of said mortgagee;

B.

That Landlord will give to such mortgagee any and all notices of any defaults by Tenant simultaneously with any notice given to Tenant, provided that Landlord has been notified in writing of the existence and address of such mortgagee: and

C.	That Landlord will accept performance by said mortgagee in lieu of performance bar the Tenant.

ARTICLE XXI

SECURITY DEPOSIT

        Tenant has, simultaneously with the execution of this Lease, paid Landlord the sum of $5,600.00, to be held as a “Security Deposit”. The Security Deposit may be deposited by Landlord into its general funds account and shall be received and held by Landlord without liability or interest as security for the faithful performance of all of the terms and provisions of this Lease by Tenant, including the obligation to pay rent. (For so long as the Security Deposit has not been repaid by Landlord, it shall constitute an account payable by Landlord to Tenant within thirty (30) days following termination of this Lease.) If Tenant shall default with respect to any covenant, duty or obligation of Tenant hereunder, then the Security Deposit, or any part thereof, may be applied by Landlord against the damages sustained by Landlord by reason of any failure of Tenant to make any required monetary payment hereunder. If, at the end of the Term of this Lease, Tenant is not in default in the performance of any provision of this Lease, the Security Deposit, or any balance thereof remaining after deducting therefrom all sums for which Tenant is then indebted to Landlord hereunder, will be released to Tenant.

ARTICLE XXII

MISCELLANEOUS

        Section 22.01 — Waiver:  The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant or condition hereof.

        Section 22.02 — Accord and Satisfaction:  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

        Section 22.03 — Entire Agreement:  This Lease and the Exhibits attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises; and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

        Section 22.04 — No Partnership:  Landlord does not in any way for any purpose become a partner of Tenant in the conduct of its business or otherwise or a joint adventurer or a member of a joint enterprise with Tenant.

        Section 22.05 — Notices:  Any notice, demand, request or other instrument which may be required to be given under this Lease shall be delivered ‘in person or sent by United States Certified or Registered Mail; postage pre-paid and shall be addressed; (a) if to Landlord, at the address first hereinabove given or at such other address as Landlord may designate by written notice, and (b) if to Tenant, at the address first hereinabove given or at such other address as Tenant shall designate by written notice, Attention: President.

        Section 22.06 — Captions and Section:  The captions, section numbers and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease or in any way affect this Lease.

        Section 22.07 — Landlord and Tenant Defined, Use of Pronoun:  The words “Landlord” and “Tenant” shall be deemed and taken to mean each, and every person or party mentioned as Landlord or Tenant herein, be the same one or more; and if there shall be more than one Landlord or Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females shall in all instances be assumed as though in each case fully expressed.

        Section 22.08 — Partial Invalidity:  If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is hold invalid or unenforceable, shall not be affected thereby; and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        Section 22.09 — No Option:  The submission of this Lease for examination does not constitute a reservation, of or option for the Teased Premises; and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

        Section 22.10 — Recording:  Neither party shall record this Lease without the written consent of the other. The parties do however hereby agree to join in the execution and delivery of a memorandum or so called “short form” lease or “certificate” of this Lease for the purposes of recordation. Said memorandum shall describe the parties, the Leased Premises including all appurtenances and easements, the term of the Lease and renewal and/or purchase options, if applicable, and shall incorporate this Lease by reference.

        Section 22.11 — Choice of Law:  This Lease Agreement shall be interpreted according to and governed by the laws of the Commonwealth of Kentucky.

        Section 22.12 — Lease Contingencies:  Tenant shall have the right to terminate this Lease (and receive a refund of the Security Deposit) in the event any of the following contingencies have not been satisfied or waived by Tenant within thirty (30) days from the full execution of this Lease by the parties (the “Due Diligence Period”):

A.

Zoning, Variance, Special Use Permits.  Landlord represents, and warrants that the Leased Premises are zoned to permit Tenant's proposed use as a branch bank. In the event the Leased Premises are not zoned to permit such use, and a rezoning, variance, subdivision, special use permit or similar document is required, it will be the responsibility of the Landlord, at its sole cost and expense, to obtain such rezoning, variance, subdivision, special use permit or similar document.

B.

Utilities. All necessary utilities, including, without limiting same, electricity, water, sanitary and storm sewers and gas with capacities acceptable to Tenant in accordance with Tenant's utility specifications must be made available to the Leased Premises. If said utilities are not to the boundary of the Leased Premises, Landlord shall bring such utilities to the Leased Premises, at its sole cost and expense.

C.

Leased Premises Conditions.  Tenant may order a survey at Tenant's expense. In addition, Tenant, at its own expense, shall have the right to enter upon the Leased Premises and make tests, borings and other engineering studies to ascertain whether the Leased premises are suitable for Tenant's use. All such surveys and/or studies must reflect a condition of the Leased Premises which is acceptable to Tenant, in Tenant's reasonable discretion.

D.

Title.  Tenant may order a leasehold title insurance policy, at its sole cost and expense, on ALTA 1970 Form B from a national title insurance company acceptable to Tenant. Such title policy must reveal insurable and marketable title in Landlord and must be free or capable of being made free from all standard ALTA exceptions.

E.	Vacant Possession. Landlord must deliver vacant, lien free possession of the Leased Premises to Tenant.
F.

Permits.  Tenant will attempt to obtain the necessary licenses, permits and other authorizations to utilize the Leased Premises for its use. Such approvals shall include, without limiting same, signage and all building and construction permits. Landlord agrees to cooperate with Tenant and with all state, or county municipal authorities to assist Tenant in obtaining such permits and will execute any documents reasonably necessary provided no liability, to Landlord, actual or potential, shall accrue thereby. If despite good faith efforts by Tenant, Tenant has not obtained the required permits within the Due Diligence Period, it shall have the free right to extend the Due Diligence Period as to such permits for one additional period of thirty (30) days by written notice givers, to Landlord prior to the expiration of the original Due Diligence Period.

G.

Non-Disturbance Agreement.   In the event that there is a mortgage, deed of trust or similar debt agreement in which the Leased Premises is the security, in whole or in part, the Landlord shall obtain an agreement in recordable form whereby the secured party recognizes this Lease and Tenant's right hereunder in the event of any foreclosure and Tenant agrees to attorn to such mortgagee in furtherance thereof. Upon Landlord obtaining such an agreement, no such debt agreement shall be the basis of a title objection pursuant to paragraph (d) above.

H.

Regulatory Approvals.  Tenant shall have obtained the written approval from the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation, as to (i) Tenant's application for the establishment and operation of a branch bank, (ii) Tenant's operation of a branch bank upon the Leased Premises, and (iii) Tenant's execution of this Lease upon the terms and conditions set forth herein. If despite good faith efforts by Tenant, Tenant has not obtained the required regulatory approvals within the Due Diligence Period, it shall have the free right to extend the Due Diligence Period as to such regulatory approvals for an additional period of thirty (30) days by written notice given to Landlord prior to the expiration of the original Due Diligence Period.

        In the event any of the foregoing contingencies have not been satisfied within the Due Diligence Period, Tenant may, upon written notice (the "Termination Notice"), to Landlord given within three (3) business days following the expiration of the Due Diligence Period, as the same may have been extended as provided herein (the "Termination Notice Deadline"), terminate this Lease and all rights and obligations of the parties hereunder. If Tenant fails to send the Termination Notice by the Termination Notice Deadline, each of the contingencies set forth above shall be deemed to have been satisfied or otherwise waived.

        IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this Lease as of the day and year first above written.

LANDLORD:
LEX/108, LLC, a Kentucky limited
liability company
By: THE WEBB COMPANIES, Managing Agent
By: /s/ Ronald C. Tritschler
Title: CEO/Legal Counsel
TENANT:
FIRST SECURITY BANK OF
LEXINGTON, INC.,
a Kentucky banking corporation
By: /s/ John S. Shropshire
Title: Chairman & President

STATE OF KENTUCKY)
                                          )
COUNTY OF FAYETTE)

        The foregoing Lease Agreement was subscribed, sworn to and acknowledged before me, a Notary Public in and for the aforesaid County and State, by Ronald C. Tritschler as the CEO/Legal Counselor for The Webb Companies, a Kentucky corporation, managing agent for Lex/108, LLC, a Kentucky limited liability company, on this the third day of April, 2001.

         My commission expires: 10/4/2004

/s/ Kimberly J. Wardrup
NOTARY PUBLIC, KENTUCKY
STATE AT LARGE

STATE OF KENTUCKY)
                                          )
COUNTY OF FAYETTE)

        The foregoing Lease Agreement was subscribed, sworn to and acknowledged before me, a Notary Public in and for the aforesaid County and State, by John S. Shropshire as the Chairman & President for First Security Bank of Lexington, Inc., a Kentucky banking corporation, on this the second day of April, 2001.

        My commission expires: 5/5/2001

/s/ Beverly A. Walker
NOTARY PUBLIC, KENTUCKY
STATE AT LARGE

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EXHIBIT “B”

Legal Description

Lot No. 4 of Palomar Center, as shown, by Final Record Plat of record in Plat Cabinet I, Slide 97, in the Fayette County Clerk’s Office, being known and designated as 3755 Harrodsburg Road, Lexington, Kentucky.

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